EXHIBIT 99.1

             ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                             CONTRACT STATUS SUMMARY
                      AT DECEMBER 20, 2000
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   NAME OF RIG          LOCATION            CONTRACT STATUS
------------------    ------------  -----------------------------------------

SEMISUBMERSIBLES -
------------------
ATWOOD FALCON         Philippines   The rig's current contract es terminates
                                    in November 2001. The rig is currently being moved from Malaysia to the Philippines to recommence drilling for Shell Philippines.

ATWOOD HUNTER         United        Following completion of its
                      States        current contractual
                      Gulf of       commitments and possible short-
                      Mexico        term follow-up work (estimated
                                    January to March 2001), an additional upgrade is planned for the rig costing between $40 to $45 million, and taking four to five months to complete.

ATWOOD EAGLE          Mediterranean The rig is contractually
                      Sea           committed into the second half
                                    of fiscal 2001. An approximate $80 million upgrade of the rig is planned immediately upon the rig completing its current contractual commitments (estimated June to August 2001), and taking five to six months to complete.

SEAHAWK               Malaysia      The rig's current contract terminates
                                    in November 2003, with an option for the Operator to extend.

ATWOOD                Mediterranean The rig is contractually
SOUTHERN CROSS        Sea           committed in Israel, Egypt and Turkey
                                    into August 2001,  and  depending  upon
                                    options  exercised, could have work
                                    extending into fiscal 2002.

SEASCOUT              United        The SEASCOUT (ex-OCEAN SCOUT)
                      States        was purchased in December 2000
                      Gulf of       for future conversion to a
                      Mexico        tender-assist unit similar to
                                    the SEAHAWK.  The rig will not
                                    be converted until an
                                    acceptable contract
                                    opportunity is secured.



CANTILEVER JACKUP -
-------------------
VICKSBURG            India          The rig's current contract
                                    expires at the completion of
                                    the well in progress at the
                                    end of December 2000
                                    (estimated for early February
                                    2001).  The rig is being
                                    marketed in India, Southeast
                                    Asia and West Africa at an
                                    increased dayrate.

SUBMERSIBLE -
-------------
RICHMOND             United         The rig is contractually
                     States         committed in the United States
                     Gulf of        Gulf of Mexico into the second
                     Mexico         quarter of fiscal 2001.

MODULAR PLATFORMS -
-------------------
RIG-19               Australia      The rig is  available  for contract
                                    since it became idle in September 1999.

RIG-200              Australia      The rig is  available  for contract
                                    since it became idle in June 1999.
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